AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (Agreement) made by and between each Trust (Trust) listed in Appendix 1 and the Fund (Fund) listed opposite the name of such Trust, as of the Agreement Date specified for such Trust and Fund in Appendix 1.

1.   Plan of Reorganization and Liquidation.

     (a) The Trust shall transfer and deliver to the Fund at the closing provided for in Section 2 (Closing) all of its then existing assets of every kind and nature. The Fund shall at the Closing assume all of the Trust's obligations and liabilities.

     (b) At the Closing the Fund will issue to the Trust a number of shares of the Fund equal to the number of Trust shares then outstanding. Such Fund shares will be distributed pro rata to shareholders of the Trust in complete liquidation. Open account share records and certificates for shares of the Trust issued prior to the reorganization shall represent outstanding shares of the Fund following the reorganization. Certificates representing Fund Shares will be issued only if the shareholder so requests and surrenders any outstanding certificates for Trust shares.

     (c) As promptly as practicable after the liquidation of the Trust, the Trust's legal existence shall be terminated.

2. Closing and Closing Date. The Closing shall occur at 5:00 p.m. on the closing date specified in Appendix 1, or at such later time and date as the Fund and the Trust may mutually agree (Closing Date).

3. Conditions Precedent. The obligations of the Trust and the Fund to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) All filings shall have been made with, and all authority and orders shall have been received from, the Securities and Exchange Commission
         (SEC) and state securities commissions as may be necessary in the opinion of Ropes & Gray to permit the parties to carry out the transactions contemplated by this Agreement;

     (b) Each party shall have received an opinion of Ropes & Gray to the effect that for federal income tax purposes: (i) no gain or loss will be recognized by the Trust upon the transfer of its assets and liabilities to the Fund; (ii)the tax basis of the assets of the Trust in the hands of the Fund will be the same as the tax basis of such assets in the hands of the Trust immediately prior to the transfer;
         (iii) the holding period of the assets of the Trust transferred to the Fund will include the period during which such assets were held by the Trust;(iv) no gain or loss will be recognized by the Fund upon the receipt of the assets of the Trust and the assumption by the Fund of the liabilities and obligations of the Trust; (v) no gain or loss will be recognized by the shareholders of the Trust upon consummation of the reorganization; (vi) the basis of the shares of the Fund credited to the shareholders of the Trust upon consummation of the reorganization will be the same as the basis of the Trust shares; and (vii) the holding period of shares of the Fund credited to the shareholders of the Trust upon consummation of the reorganization will include the holding period of the shares of the Trust, provided that at the time of the consummation the shares of the Trust were held as capital assets; and as to such other matters as it may reasonably request;

     (c) The reorganization contemplated by this Agreement shall have been adopted and approved by the affirmative vote of a majority of the outstanding shares of the Trust;

     (d) The Fund shall have entered into Investment Advisory, Distributor's and Service Contracts, an Amended and Restated Shareholders' Servicing and Transfer Agent Agreement, and a Custodian Agreement in accordance with the requirements of the Investment Company Act of 1940 (Act) containing terms that are in substance the same as those contained in the similar contracts currently in effect for the Trust, and such contracts shall have been approved by the Trustees on behalf of the Fund and, to the extent required by law, by the Trustees who are not " interested persons" as defined in the Investment Company Act of 1940 and by Fund shareholders; and

     (e) The Trustees who are not "interested persons" shall have selected auditors for the Fund and such selection shall have been ratified by Fund shareholders.

4. Waiver, Amendment or Termination. At any time before the Closing, the Trustees of the Trust and of the trust of which the Fund is a series (Series Trust) may (1) waive any of the conditions set forth in Section 3, (2) amend this Agreement, or (3) terminate this Agreement, provided that, in the case of any such waiver or amendment, the relevant Trustees shall have determined that such action will not have a material adverse effect on the interest of the shareholders of the Trust or the Fund.

5. Multiple Agreements. This instrument represents a separate agreement between each Trust and the Fund listed opposite that Trust's name in Appendix 1; other Trusts and Funds listed on Appendix 1 are not parties to the Agreement between that Trust and that Fund.

6. Limitation of Liability of the Trustees and Shareholders. A copy of the documents establishing the Trust and the Series Trust are on file with the Secretary of State of The Commonwealth of Massachusetts. This Agreement is executed by officers as officers and not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust, Series Trust or the Fund individually but are binding only upon the assets of the Trust and the Fund.

AGREED:

The Trust                                The Series Trust, on behalf of the Fund



By:  ARTHUR O. STERN, Secretary          By: ARTHUR O. STERN, Secretary

                                   APPENDIX 1

Trust                              Fund                             Closing Date

                                    Colonial Trust II
Colonial U.S. Government Trust      Colonial U.S. Government Fund      2/14/92

                                    Colonial Trust III
The Colonial Fund                   The Colonial Fund                  2/14/92

                                    Colonial Trust IV
Colonial Corporate Cash Trust I     Colonial Utilities Fund            2/14/92
Colonial Tax-Exempt Money           Colonial Tax-Exempt Money          2/14/92
Market Trust                        Market Fund

Agreement Date:  January 24, 1992

By:  ARTHUR O. STERN, Secretary on behalf of each Fund

By:  ARTHUR O. STERN, Secretary for each Trust

                  AMENDMENT NO. 1 TO APPENDIX 1

Trust                             Fund                              Closing Date

                                  Colonial Trust I
Colonial Income Trust             Colonial Income Fund              5/1/92
Colonial Strategic Income Trust   Colonial Strategic Income Fund    5/1/92

greement Date:  April 24, 1992

By:  ARTHUR O. STERN, Secretary on behalf of each Fund

By:  ARTHUR O. STERN, Secretary for each Trust

                  AMENDMENT NO. 2 TO APPENDIX 1

Trust                             Fund                             Closing Date

                                  Colonial Trust III
Colonial Government Securities
  Plus Trust                      Colonial Federal Securities Fund  6/5/92


greement Date:  June 5, 1992

By:  ARTHUR O. STERN, Secretary on behalf of each Fund

By:  ARTHUR O. STERN, Secretary for each Trust

                  AMENDMENT NO. 3 TO APPENDIX 1

Trust                                Fund                           Closing Date

                                     Colonial Trust V
Colonial California Tax-Exempt Trust Colonial California Tax-Exempt Fund 8/3/92 Colonial Michigan Tax-Exempt Trust Colonial Michigan Tax-Exempt Fund 8/3/92
Colonial Minnesota Tax-Exempt Trust  Colonial Minnesota Tax-Exempt Fund  8/3/92
Colonial New York Tax-Exempt Trust   Colonial New York Tax-Exempt Fund   8/3/92
Colonial Ohio Tax-Exempt Trust       Colonial Ohio Tax-Exempt Fund       8/3/92


Agreement Date:  July 27, 1992

By:  ARTHUR O. STERN, Secretary on behalf of each Fund

By:  ARTHUR O. STERN, Secretary for each Trust

                  AMENDMENT NO. 4 TO APPENDIX 1

Trust                            Fund                           Closing Date

                                 Colonial Trust VI
Colonial Small Stock Index Trust Colonial Small Stock Fund      11/2/92

Agreement Date:  October 30, 1992

By:  ARTHUR O. STERN, Secretary on behalf of each Fund

By:  ARTHUR O. STERN, Secretary for each Trust